Exhibit 99.1

FOR IMMEDIATE RELEASE
Stoneridge Reports Second Quarter 2026 Results

Strengthening Demand & Expense Control Underpin 2Q Performance

NOVI, Mich. – August 5, 2026– Stoneridge, Inc. (NYSE: SRI) today announced financial results for the second quarter ended June 30, 2026.
2026 Second Quarter Highlights:

•Sales growth of 15.1% YoY to $181.4 million
•Record quarterly MirrorEye revenue of ~$37 million (+39% YoY)
•Record quarterly revenue for Stoneridge Brazil of $20.5 million
•Net loss from continuing operations of $5.3 million, or $0.19 per share; improved from a net loss of $11.1 million, or $0.40 per share, in the prior year
•Adjusted EBITDA of $5.5 million; best quarterly performance in 24 months
•Reaffirming 2026 guidance ranges
"Our second quarter performance reflects disciplined execution of our strategy as we improve our cost structure and focus our resources on the opportunities that will drive long-term value,” said Natalia Noblet, president and chief executive officer. “In Brazil, our strategic shift toward high-value OEM programs continues to position the business for more sustainable, profitable growth. With strong execution across the business, we remain confident in our strategy and are reaffirming our full-year guidance for 2026.”
The exhibits attached hereto provide reconciliation details on normalizing adjustments of non-GAAP financial measures used in this press release.

Second Quarter Results & Commentary

(in millions, except percentages and per share data)	Results
	Three Months Ended June 30, 2026

			%
	2026	2025	Change
Net Sales	$181.4	$157.5	15.1%
Gross Profit	36.8	36.3	1.3%
Gross Margin %	20.3%	23.1%	277 bps
Income (loss) from Operations	(1.2)	(4.2)	71.7%
Income (loss) before taxes from continuing operations	(2.7)	(9.6)	71.6%
Provision for income taxes from continuing operations	2.6	1.5	65.6%
Net Income (loss) from continuing operations	(5.3)	(11.1)	52.6%
Net Income (loss) per diluted common share from continuing operations	(0.19)	(0.40)	53.4%
Weighted-average common shares outstanding	28.2	27.8	1.6%

Adjusted consolidated EBITDA	$5.5	$0.8	578.5%
Adjusted consolidated EBITDA %	3.0%	0.5%	251 bps

Consolidated net sales from continuing operations of $181.4 million increased 15.1% YoY. On a core basis, excluding favorable currency translation of $4.4 million and Mexico Manufacturing Agreement revenue of $7.1 million related to the sale of the Control Devices business, revenue improved 7.8% YoY. The North American commercial vehicle market and Stoneridge Brazil were the primary contributors to second quarter growth.
Gross margin decreased 277 basis points to 20.3% from 23.1% in the second quarter of 2025 as cost leverage on higher sales and benefits from targeted expense control initiatives were more than offset by a combination of higher material costs, stemming from unfavorable currency, strategic inventory-related actions and adverse product mix following the completion of a European regulatory retrofit campaign.
Consolidated net loss from continuing operations totaled $(5.3) million, or $(0.19) per share, compared to a net loss of $(11.1) million, or $(0.40) per share, for the quarter ended June 30, 2025.
Non-GAAP adjusted EBITDA totaled $5.5 million, or 3.0% of sales, compared to $0.8 million, or 0.5% of sales, in the year ago period.

Second Quarter GAAP Segment Results & Commentary

(in millions, except percentages and per share data)	Revenue
	Three Months Ended June 30, 2026
				Constant
			%	Currency
	2026	2025	Change	vs. 2025
Electronics	$160.9	$142.7	12.8%	11.0%
Stoneridge Brazil	20.5	14.9	37.6%	25.7%
Consolidated Net Sales	181.4	157.5	15.1%	12.4%

(in millions, except percentages and per share data)
	Operating Income
	Three Months Ended June 30, 2026

			%
	2026	2025	Change
Electronics	$4.9	$2.7	77.2%
% of segment sales	3.0%	1.9%	110 bps

Stoneridge Brazil	2.6	1.0	165.8%
% of segment sales	12.6%	6.5%	607 bps

Corporate	(8.6)	(7.9)	(9.0)%

Consolidated Operating Income	$(1.2)	$(4.2)	71.7%
% of consolidated net sales	(0.7)%	(2.7)%	201 bps

Electronics second quarter sales of $160.9 million increased by $18.2 million, or 12.8%, relative to the second quarter of 2025. Excluding a favorable foreign currency translation impact of $2.6 million and Mexico Manufacturing Agreement revenue related to the sale of the Control Devices business, revenue improved 6.0% YoY. Revenue growth against the second quarter of 2025 was primarily driven by the North American commercial vehicle market. Second quarter adjusted operating margin increased by 12 basis points YoY to 3.0% as the benefits of a higher revenue base and implemented cost initiatives more than offset the cumulative impacts of unfavorable mix, currency and strategic inventory-related actions.
Stoneridge Brazil second quarter sales of $20.5 million increased by $5.6 million, or 37.6%. Excluding a favorable foreign currency translation impact of $1.8 million, sales improved by 25.7%. Higher OEM sales were the primary driver of growth during the quarter. Second quarter adjusted operating income of $2.3 million, or 11.2% of sales, increased 135.5%, or 464 basis points, compared to the second quarter of 2025 as higher sales volume more than offset increased SG&A expense.

Cash and Debt Balances
As of June 30, 2026, cash and cash equivalents totaled $71.5 million with total debt of $151.1 million, resulting in net debt of $79.6 million. The $38.5 million decrease in net debt compared to December 31, 2025 reflects the deployment of proceeds from the sale of the Control Devices business in January and tighter control of working capital during the first half of the year. The Company’s Credit Facility is due to mature on July 1, 2027. The company expects to refinance the credit facility, and is currently engaged in a global refinancing process.

2026 Outlook & Management Commentary

The Company is reaffirming the 2026 guidance ranges that were most recently updated in May. "We are encouraged by our progress in the second quarter, and believe initiatives to generate operational efficiencies and enhance profitability are beginning to materialize,” said Noblet. “We are also seeing promising signs across the European and North American commercial vehicle markets, which should support growth over the balance 2026. However, we believe it prudent to balance these positives against ongoing macroeconomic and geopolitical uncertainty. We continue to focus on material cost reductions, quality improvements as well as inflationary cost recovery, and remain committed to executing our long-term strategic plan as we navigate the challenging external environment.”

	2026 FULL YEAR GUIDANCE
(in millions, except percentages and per share data)
	2026
	Current
Revenue ($M)	$645	—	$670

Adj. Gross Margin	21.5%	—	22.0%

Adj. Operating Margin	—%	—	0.5%

Adj. EBITDA ($M)	$20	—	$25
%	3.1%	—	3.7%

The Company has not provided a reconciliation of its full-year 2026 guidance for adjusted gross margin, adjusted operating margin, and adjusted EBITDA (or adjusted EBITDA margin) to the most directly comparable GAAP financial measures because the Company is unable to provide such reconciliations without unreasonable effort. This is due to the inherent difficulty of forecasting with the required precision the timing and amount of various items that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable reconciling information, which could be material to future results calculated in accordance with GAAP. The Company's actual results calculated in accordance with GAAP may vary materially from these non-GAAP financial measures presented herein.

Conference Call on the Web
A live Internet broadcast of Stoneridge’s conference call regarding 2026 second quarter results can be accessed at 8:00 a.m. Eastern Time on Thursday, August 6, 2026, at www.stoneridge.com, which will also offer a webcast replay.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global supplier of safe and efficient electronic systems and technologies. Our systems and products power vehicle intelligence, while enabling safety and security for on- and off-highway transportation sectors around the world. Additional information about Stoneridge can be found at www.stoneridge.com.
Forward-Looking Statements
Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this press release and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) strategic focus following the sale of the Control Devices segment, (iii) acquisition strategy, (iv) investments and new product development, (v) growth opportunities related to awarded business, and (vi) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “could,” “would,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:
•the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•fluctuations in the cost and availability of key materials and components (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and our ability to offset cost increases through negotiated price increases with or reimbursements from our customers or other cost reduction actions, as necessary;
•global economic trends, competition and geopolitical risks, including impacts from ongoing or potential global conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries;
•tariffs specifically in countries where we have significant direct or indirect manufacturing or supply chain exposure and our ability to either mitigate the impact of tariffs or pass any incremental costs to our customers;
•our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•the reduced purchases, loss, financial distress or bankruptcy of a major customer or supplier;
•the costs and timing of business realignment, facility closures or similar actions;
•a significant change in commercial, automotive, off-highway or agricultural vehicle production;
•competitive market conditions and resulting effects on sales and pricing;
•foreign currency fluctuations and our ability to manage those impacts;
•customer acceptance of new products;
•our ability to successfully launch/produce products for awarded business;
•adverse changes in laws, government regulations or market conditions affecting our products, our suppliers, or our customers’ products;
•our ability to protect our intellectual property and successfully defend against assertions made against us;
•liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•labor disruptions at our facilities, or at any of our significant customers or suppliers;
•business disruptions due to natural disasters or other disasters outside of our control;
•the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•capital availability or costs, including changes in interest rates;
•refinancing risk and access to capital markets and liquidity;
•the failure to achieve the successful integration of any acquired company or business;
•risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions;
•the items described in Part I, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-K.
The forward-looking statements contained herein represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, except as required by law, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.
Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2026 and 2025 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably estimate.
In evaluating its business, the Company considers and uses net debt as a supplemental measure of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net loss from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.
Adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net income loss from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt should not be considered in isolation or as a substitute for gross profit, operating income (loss), income (loss) before tax, income tax expense (benefit), loss from continuing operations, net income (loss), EPS, debt, cash and cash equivalents, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP. Because not all companies calculate non-GAAP financial measures in the same manner, the non-GAAP financial measures presented in this press release may not be comparable to similarly titled measures used by other companies, and the Company's use of these measures may vary from that of other companies in its industry.

For more information, contact Scott Humphrey, Chief Financial Officer (Scott.Humphrey@Stoneridge.com).

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,514	$53,057
Accounts receivable, less reserves of $543 and $325, respectively	135,744	89,019
Inventories, net	112,999	106,422
Prepaid expenses and other current assets	24,025	26,956
Current assets of discontinued operations	—	86,342
Total current assets	344,282	361,796
Long-term assets:
Property, plant and equipment, net	61,117	62,659
Intangible assets, net	33,077	37,632
Goodwill	36,528	37,590
Operating lease right-of-use asset	8,486	9,570
Investments and other long-term assets, net	23,236	22,167
Long-term assets of discontinued operations	—	19,702
Total long-term assets	162,444	189,320
Total assets	$506,726	$551,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$108,297	$62,398
Accrued expenses and other current liabilities	73,757	65,132
Current liabilities of discontinued operations	—	29,955
Total current liabilities	182,054	157,485
Long-term liabilities:
Revolving credit facility	151,089	180,942
Deferred income taxes	8,688	9,972
Operating lease long-term liability	5,776	6,601
Other long-term liabilities	9,994	11,604
Long-term liabilities of discontinued operations	—	4,733
Total long-term liabilities	175,547	213,852
Preferred Shares, without par value, 5,000 shares authorized, none issued	—	—
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,524 and 28,018 shares outstanding at June 30, 2026 and December 31, 2025, respectively, with no stated value	—	—
Additional paid-in capital	204,854	219,186
Common Shares held in treasury, 442 and 948 shares at June 30, 2026 and December 31, 2025, respectively, at cost	(9,649)	(27,457)
Retained earnings	43,957	77,150
Accumulated other comprehensive loss	(90,037)	(89,100)
Total shareholders' equity	149,125	179,779
Total liabilities and shareholders' equity	$506,726	$551,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025

Net sales	$181,384	$157,541	$342,231	$306,598
Costs and expenses:
Cost of goods sold	144,551	121,192	270,442	234,998
Selling, general and administrative	26,061	25,704	58,590	51,569
Design and development	11,960	14,841	23,365	28,533
Operating loss	(1,188)	(4,196)	(10,166)	(8,502)
Interest expense, net	2,404	3,233	6,089	6,475
Equity in (earnings) loss of investee	(222)	(50)	9	(344)
Other (income) expense, net	(649)	2,222	(179)	1,396
Loss before income taxes from continuing operations	(2,721)	(9,601)	(16,085)	(16,029)
Provision for income taxes from continuing operations	2,555	1,542	3,969	3,118
Loss from continuing operations	(5,276)	(11,143)	(20,054)	(19,147)
Discontinued operations:
Loss (income) from discontinued operations, net of tax	—	(1,784)	3,322	(2,592)
Loss on disposal, net of tax	—	—	9,817	—
Total loss (income) from discontinued operations	—	(1,784)	13,139	(2,592)
Net loss	$(5,276)	$(9,359)	$(33,193)	$(16,555)

Loss per share from continuing operations:
Basic	$(0.19)	$(0.40)	$(0.71)	$(0.69)
Diluted	$(0.19)	$(0.40)	$(0.71)	$(0.69)

(Loss) income per share from discontinued operations:
Basic	$—	$0.06	$(0.47)	$0.09
Diluted	$—	$0.06	$(0.47)	$0.09

Loss per share from Stoneridge Inc.:
Basic	$(0.19)	$(0.34)	$(1.18)	$(0.60)
Diluted	$(0.19)	$(0.34)	$(1.18)	$(0.60)

Weighted-average shares outstanding:
Basic	28,244	27,788	28,071	27,734
Diluted	28,244	27,788	28,071	27,734

Regulation G Non-GAAP Financial Measure Reconciliations

Exhibit 1 – Reconciliation of Adjusted Gross Profit

(USD in millions)	Q2 2025	Q2 2026
Gross Profit	$36.3	$36.8

Adjusted Gross Profit	$36.3	$36.8

Exhibit 2 - Reconciliation of Adjusted Operating Loss

Reconciliation of Adjusted Operating Loss
(USD in millions)	Q2 2025	Q2 2026
Operating Loss	$(4.2)	$(1.2)

Add: Pre-Tax Business Realignment Costs	1.4	—
Add: Pre-Tax Share-Based Compensation Accelerated Vesting	0.3	0.4
Add: Pre-Tax Brazilian Indirect Taxes	—	(0.3)
Adjusted Operating Loss	$(2.5)	$(1.0)

Exhibit 3 – Reconciliation of Q2 Adjusted Tax Rate

Reconciliation of Q2 2026 Adjusted Tax Rate
(USD in millions)	Q2 2026	Tax Rate
Loss Before Tax	$(2.7)

Add: Pre-Tax Share-Based Compensation Accelerated Vesting	0.4
Add: Pre-Tax Brazilian Indirect Taxes	(0.5)

Adjusted Loss Before Tax	$(2.8)

Income Tax Expense	2.6	(93.84)%
Add: Tax Impact from Pre-Tax Adjustments	(0.2)
Add: After-Tax Impact of Valuation Allowances, net	—
Adjusted Income Tax Expense on Adjusted Loss Before Tax	$2.4	(85.64)%

Exhibit 4 - Reconciliation of Adjusted Net Loss and EPS

Reconciliation of Q2 2026 Adjusted Net Income and EPS
(USD in millions, except EPS)	Q2 2026	Q2 2026 EPS
Net Loss	$(5.3)	$(0.19)

Add: After-Tax Share-Based Compensation Accelerated Vesting	0.4	0.02
Add: After-Tax Brazilian Indirect Taxes	(0.3)	(0.01)
Adjusted Net Loss	$(5.2)	$(0.18)

Exhibit 5 – Reconciliation of Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q2 2025	Q2 2026
Loss Before Income Taxes from Continuing Operations	$(9.6)	$(2.7)

Interest expense, net	3.2	2.4
Depreciation and amortization	5.5	5.6
EBITDA	$(0.9)	$5.3

Add: Pre-Tax Business Realignment Costs	1.4	—
Add: Pre-Tax Share-Based Compensation Accelerated Vesting	0.3	0.4
Add: Pre-Tax Brazilian Indirect Taxes	—	(0.3)
Adjusted EBITDA	$0.8	$5.5

Exhibit 6 – Segment Adjusted Operating Income

Reconciliation of Electronics Adjusted Operating Income
(USD in millions)	Q2 2025	Q2 2026
Electronics Operating Income	$2.7	$4.9

Add: Pre-Tax Business Realignment Costs	1.4	—
Electronics Adjusted Operating Income	$4.2	$4.9

Reconciliation of Stoneridge Brazil Adjusted Operating Income
(USD in millions)	Q2 2025	Q2 2026
Stoneridge Brazil Operating Income	$1.0	$2.6

Add: Pre-Tax Brazilian Indirect Taxes	—	(0.3)
Stoneridge Brazil Adjusted Operating Income	$1.0	$2.3

Exhibit 7 – Reconciliation of Net Debt

(USD in millions)	Q2 2025	Q2 2026
Total Debt	$164.4	$151.1

Cash and Cash Equivalents	46.3	71.5
Net Debt	$118.1	$79.6